Exhibit 23(b)



                            ARTHUR ANDERSEN LLP

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  ----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 10, 2000 incorporated by reference in Stepan Company's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


 /s/ Arthur Andersen LLP

Chicago, Illinois
June 22, 2000




                                    II-8